As filed with the Securities and Exchange Commission on April 2, 2019

Registration No. 333-205684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8
TO
FORM S-11/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

3090 Bristol Street, Suite 550 Costa Mesa, CA 92626 (855) 742-4862
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron S. Halfacre Chief Executive Officer and President RW Holdings NNN REIT, Inc. 3090 Bristol Street, Suite 550 Costa Mesa, CA 92626 (855) 742-4862	With copies to: Shelly Heyduk, Esq. O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, CA 92660 (949) 823-7968
(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: This post-effective amendment is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-205684
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE
This Post-Effective Amendment No. 8 to the Registration Statement (Registration No. 333-205684) of RW Holdings NNN REIT, Inc. is filed pursuant to Section 462(d) of the Securities Act of 1933, as amended, solely to add exhibits to such Registration Statement.
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 36. Financial Statements and Exhibits
(b) Exhibits: The following exhibits are filed as part of this Registration Statement.

Exhibit	Description
23.1	Consent of Squar Milner LLP
23.2	Consent of Ernst & Young LLP

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on April 2, 2019.

RW HOLDINGS NNN REIT, INC.

/s/ AARON S. HALFACRE
Aaron S. Halfacre, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Date:	April 2, 2019	/s/ AARON S. HALFACRE
Aaron S. Halfacre, Chief Executive Officer, President and Director
(principal executive officer)

Date:	April 2, 2019	/s/ RAYMOND E. WIRTA
Raymond E. Wirta, Chairman of the Board and Director

Date:	April 2, 2019	/s/ RAYMOND J. PACINI
Raymond J. Pacini, Chief Financial Officer
(principal financial officer)

Date:	April 2, 2019	/s/ SANDRA G. SCIUTTO
Sandra G. Sciutto, Senior Vice President and Chief Accounting Officer
(principal accounting officer)

Date:	April 2, 2019	/s/ ADAM S. MARKMAN
Adam S. Markman, Director

Date:	April 2, 2019	/s/ CURTIS B. MCWILLIAMS
Curtis B. McWilliams, Director

Date:	April 2, 2019	/s/ THOMAS H. NOLAN, JR.
Thomas H. Nolan, Jr., Director

Date:	April 2, 2019	/s/ JEFFREY RANDOLPH
Jeffrey Randolph, Director